UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008 (February 20, 2008)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1384963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 20, 2008, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of King Pharmaceuticals, Inc. (“King”) approved the 2008 Executive Management Incentive Award (the “2008 EMIA”), which contains the parameters under which certain executives of King will be eligible to receive cash incentive awards for performance during the 2008 fiscal year.
     Under the 2008 EMIA, adopted pursuant to the King Pharmaceuticals, Inc. Incentive Plan, awards to executive officers (as defined by the Securities Exchange Act of 1934 and referred to in this document as “Executive Officers”) and other executives who report to the Chief Executive Officer will be based upon accomplishment of one or two financial objectives (“Financial Objectives”). Awards to other EMIA Participants (as defined below) will be based upon accomplishment of Financial Objectives and certain individual operational objectives (“Operational Objectives”).
     Executives having the title of Vice President or a more senior title as of January 1, 2008 are eligible to participate in the 2008 EMIA, including all Executive Officers (each such person being an “EMIA Participant”). The Committee may establish an EMIA for other persons who become Executive Officers after January 1, 2008, and the Chief Executive Officer may establish an EMIA for other persons who become EMIA participants after January 1, 2008, in each case with certain limitations as described in the 2008 EMIA.
     Under the terms of the 2008 EMIA, the Committee has established and approved all Financial Objectives and must approve any amendments to those objectives. The Committee has also approved the specific weighting of the Financial Objectives for the Executive Officers and must approve any amendments thereto. Potential EMIA awards for Executive Officers are based upon prospective financial goals, the accomplishment of which was substantially uncertain at the time of their establishment. For EMIA Participants who are not Executive Officers, the Chief Executive Officer or his designee must approve (1) the weighting of their Financial Objectives, based upon each EMIA Participant’s ability to impact the accomplishment of those objectives, and (2) their Operational Objectives, and any amendments to either of these items.
     Payment of any 2008 EMIA award is contingent upon the Committee’s determination that the applicable Financial Objectives have been met, and at what achievement level those objectives have been met. In addition, payment of any 2008 EMIA award shall be contingent upon either the Committee’s or the Chief Executive Officer’s (or his designee’s) determination, as appropriate, that the EMIA Participant has satisfied the applicable achievement level with respect to his or her Operational Objectives.
     In order to receive a 2008 EMIA award, the EMIA Participant must continue to be employed by King on December 31, 2008, except in the case of death, incapacity, disability or approved retirement.
     The Committee, in its discretion, may reduce or eliminate any EMIA award if it determines such action to be in the best interests of King. The Committee may also, at any time, amend or terminate the 2008 EMIA program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2008	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer